EXHIBIT 5.1

Sunny J. Barkats, Esq. Phone: 646-502-7007 Fax: 646-607-5544 E-mail: SBarkats@JSBarkats.com

September 24, 2010

East Coast Diversified Corporation
120 Interstate North Parkway SE,
Suite 455
Atlanta, GA 30339-2150

Attn:	Kayode Aladesuyi Chief Executive Officer and President

Re:	Legal Opinion for East Coast Diversified Corporation Form S-8 Registration Statement

Mr. Aladesuyi:

We refer to the above captioned registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”) filed by East Coast Diversified Corporation, a corporation incorporated and existing under the laws of the State of Nevada (the “Company”) with the Securities and Exchange Commission.

In rendering the following opinion, we have examined and relied only upon the documents and certificates of officers and directors of the Company as are specifically described below. In our examination, we have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as copies. Our examination was limited to the following documents and no others:

1. Articles of Incorporation of the Company, as amended to date;

2. Bylaws of the Company, as amended to date;

3. Resolutions adopted by the Board of Directors of the Company authorizing  entry into the East Coast Diversified Corporation 2010 Incentive Stock Plan (the “Incentive Plan”); and

4. The Incentive Stock Plan.

We have not undertaken, nor do we intend to undertake, any independent investigation beyond such documents and records, or to verify the adequacy or accuracy of such documents and records. Based upon the foregoing, it is our opinion that the common stock of the Company (the “Stock”) to be issued under the Incentive Stock Plan, subject to effectiveness of the Registration Statement and compliance with applicable laws, and pursuant to the Incentive Stock Plan as contemplated, when issued, will be duly and validly issued, fully paid and non-assessable.

18 East 41St Street ●19th Floor
New York ● NY ● 10017
Main: 646.502.7001
Facsimile: 646.607.5544

Beijing ● Haifa ● Marseille ● NYC

www.JSBarkats.com

Date: September 24, 2010

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.  We express no opinion as to compliance with the securities or "blue sky" laws of any state in which the Stock is delivered pursuant to the Company's Stock Incentive Plan or is proposed to be offered and sold or as to the effect, if any, which non-compliance with such laws might have on the validity of the issuance of the Stock.

We consent to the filing of this Legal Opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state or other jurisdiction's securities act for the purposes of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the stock issued as described in the Registration Statement in connection with the offering described therein. Other than as provided in the preceding sentence, this Legal Opinion (i) is addressed solely to you, (ii) may not be relied upon by any other party, (iii) covers only matters of federal law and nothing in this Legal Opinion shall be deemed to imply any opinion related to the laws of any other jurisdiction, (iv) may not be quoted or reproduced or delivered by you to any other person, and (v) may not be relied upon for any other purpose whatsoever. Nothing in this Legal Opinion shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

By rendering this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in Section 11 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder nor do we hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder

The information set forth herein is as of the date of this letter. We disclaim any undertaking to advise you of changes which may be brought to our attention after the effective date of the Registration Statement.

Truly yours,

/s/ JSBarkats PLLC
JSBarkats PLLC

18 East 41St Street ●19th Floor
  New York ● NY ● 10017
Main: 646.502.7001
Facsimile: 646.607.5544

Beijing ● Haifa ● Marseille ● NYC

www.JSBarkats.com